[LETTERHEAD OF THE WELLCARE MANAGEMENT GROUP, INC.]

February 11, 1999



Mr. Craig S. Dupont
41 Chew Street
North Haven, CT 06516

Dear Craig:

I am writing to confirm that effective January 16, 1999, your salary will be increased from $150,000.00 to $200,000.00 per annum, subject to the ratification of the Compensation Committee of The WellCare Management Group, Inc. This base salary increase is to be effective commensurate with your additional title and responsibilities as Acting President/Chief Executive Officer. You will report to the Chairman of the Board of Directors of The WellCare Management Group, Inc.

Further, effective March 1, 1999, in lieu of family coverage with the WellCare of Connecticut, Inc. Point of Service Plan, WellCare will reimburse you the cost of family health insurance coverage.

The terms of your letter agreement dated December 1, 1998, will otherwise remain in full force and effect.

I would be grateful if you would indicate your agreement to these arrangements by signing below.


Very truly yours,


/s/ Robert W. Morey, Jr.
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    Robert W. Morey, Jr.
    Chairman


Agreed: /s/ Craig S. Dupont
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            Craig S. Dupont


Date:   Feb. 11, 1999
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